FIFTH MODIFICATION AND AMENDMENT

OF

TERM NOTE

THIS FIFTH MODIFICATION AND AMENDMENT OF TERM NOTE (this “Modification”) is entered into as of the 15th day of October 2009, effective as of July 15, 2009, by and between PERMIAN LEGEND PETROLEUM, LP, a Texas limited partnership, whose address is 3327 West Wadley Avenue, Suite 3, No. 267 (the “Maker”); and AMERICAN STATE BANK, a Texas banking association, whose address is 620 North Grant, Odessa, Texas 79764-4797 (the “Bank”).

A.	Maker, as Borrower; Permian Legend, LLC, Lisa P. Hamilton, and Ronnie L. Steinocher, as Guarantors (collectively, the “Guarantors”); and the Bank, as Lender, have previously entered into that certain Loan Agreement, dated as of August 1, 2008; as modified and amended by that certain First Amendment to Loan Agreement, dated as of October 15, 2008; as further amended by that certain Second Amendment to Loan Agreement, dated January 2, 2009; as further amended by that certain Third Amendment to Loan Agreement, dated as of March 17, 2009, effective as of February 15, 2009; and as further modified and amended under that certain Fourth Amendment to Loan Agreement, dated as of May 15, 2009, to be effective for all purposes as of May 1, 2009 (as so amended, the “Existing Loan Agreement”).

B.	Pursuant to the terms of the Existing Loan Agreement, the Bank advanced to the Maker a term loan in the original principal amount of up to One Million Six Hundred Seventy-Five Thousand and No/100 Dollars ($1,675,000.00) (the “Existing Loan”). To evidence the Maker’s obligation under the Existing Loan, the Maker executed in favor of the Bank that certain Term Note, also dated as of August 1, 2008; as modified and amended by that certain Modification and Amendment of Term Note, dated as of October 15, 2008; as further amended by that certain Second Modification and Amendment of Term Note dated January 2, 2009; as further modified and amended by that certain Third Modification and Amendment of Term Note, dated as of March 17, 2009; effective as of February 15, 2009; and as further modified and amended by that certain Fourth Modification and Amendment of Term Note, dated as of May 15, 2009, effective as of May 1, 2009 (as so modified, the “Existing Note”). The current principal balance outstanding under the Existing Note is One Million Four Thousand Seven Hundred Forty-Six and Sixty-Five/100 Dollars ($1,004,746.65).

C.	Maker, the Guarantors, and the Bank have now entered into that certain Fifth Amendment to Loan Agreement, dated as of October 15, 2009, but effective as of July 15, 2009 (the “Fifth Amendment”). Pursuant to the terms of the Fifth Amendment, the parties to that instrument have agreed to extend the maturity date of the Existing Note from July 15, 2009 (the “Existing Maturity Date”) to December 15, 2009 (the “Extended Maturity Date”) and to increase the rate of interest due under the Existing Note.

D.	The Maker and the Bank have now agreed to execute this Modification in order to evidence their existing agreement regarding the amendments of the Existing Note.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the terms of the Existing Note as follows:

1.	Definitions.

Unless otherwise specifically defined herein, all defined terms used in this Modification shall have their respective meanings set forth in the Existing Note.

2. Amendments.

A.	Paragraph 1 of the Existing Note is hereby amended by deleting it in its entirety and substituting the following:

1. For value received, PERMIAN LEGEND PETROLEUM LP, a Texas limited partnership (the “Maker”), promises to pay to the order of AMERICAN STATE BANK, a state banking association (the “Bank”), at its offices at 620 N. Grant Avenue, Odessa, Texas 79761, in lawful money of the United States of America, the sum of ONE MILLION FOUR THOUSAND SEVEN HUNDRED AND FORTY-SIX AND SIXTY-FIVE/100 DOLLARS ($1,004,746.65), together with interest on the principal amount from time to time outstanding hereunder, from the date of disbursement of such principal until maturity, at a variable rate of interest per annum (the “Variable Rate") equal to the “American State Bank Base Rate”, as defined in the Existing Note, plus two and one-half percentage points (2.5%), but in no event to be less than six and one-half percentage points (6.5%), and in no event to exceed the “Highest Lawful Rate”, as defined in the Existing Note, with adjustments to the Variable Rate to be made on the same date as the effective date of any change in the American State Bank Base Rate and adjustments due to changes in the Highest Lawful Rate to be made on the effective date of any change in the Highest Lawful Rate.

B.	Paragraph 2 of the Existing Note is hereby amended by deleting it in its entirety and substituting the following:

2. This Note is executed pursuant to the terms of that certain Loan Agreement, dated as of August 1, 2008; as amended under that certain First Amendment to Loan Agreement, dated as of October 15, 2008; as further modified and amended under that certain Second Amendment to Loan Agreement, dated as of January 2, 2009; as further modified and amended under that certain Third Amendment to Loan Agreement, dated as of March 17, 2009; but effective February 15, 2009; as further modified and amended under that certain Fourth Amendment to Loan Agreement, dated as of May 15, 2009, effective as of May 1, 2009; and as further modified and amended under that certain Fifth Amendment to Loan Agreement, dated as of October 15, 2009, effective as of July 15, 2009, all by and among the Maker, the Guarantors, and the Bank (as so amended, the “Loan Agreement”). In the event of a conflict between the terms of this Note and the terms of the Loan Agreement, the terms of the Loan Agreement shall be deemed to be controlling. Capitalized terms not otherwise defined herein are defined in the Loan Agreement.

C.	Paragraph 7 of the Existing Note is hereby amended by deleting it in its entirety and substituting the following:

7. Interest, computed on the unpaid principal balance of this Note shall be due and payable as it accrues monthly, commencing on November 15, 2009, and thereafter on the fifteenth day of each and every succeeding month during the term hereof, until maturity, December 15, 2009, when the entire amount of this Note, principal and accrued, unpaid interest, shall be due and payable.

3. Effectiveness:

A.	Except to the extent specifically amended and supplemented hereby, all of the terms, conditions and provisions of the Existing Note shall remain unmodified, and the Existing Note, as amended and supplemented by this Modification is confirmed as being in full force and effect.

B.	All references to the Existing Note herein or in any other document or instrument between Maker and Bank shall hereinafter be construed to be references to the Existing Note, as modified by this Modification (as so modified, the “Note”).

4. Counterparts:

This Modification may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Modification, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

5. Notice of Final Agreement:

THIS FIFTH MODIFICATION AND AMENDMENT OF TERM NOTE, THE FIFTH AMENDMENT, AND THOSE INSTRUMENTS EXECUTED CONTEMPORANEOUSLY HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the date and year first above written.

MAKER:

PERMIAN LEGEND PETROLEUM LP,

A Texas Limited Partnership

By:Permian Legend, LLC General Partner
By: /s/ Lisa P. Hamilton—

Lisa P. Hamilton Manager
By: /s/ Ronnie L. Steinocher—

Ronnie L. Steinocher Manager
BANK:

AMERICAN STATE BANK

By:       /s/ Mike Marshall—
Mike Marshall
Executive Vice President

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